UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
310 Seven Springs Way, Suite 500
Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)
(615) 234-5900
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.02 Results of Operations and Financial Condition.
Members of management of Surgery Partners, Inc. (the “Company”) will be meeting with investors on January 10, 2022, as part of the 40th Annual J.P. Morgan Healthcare Conference, including a virtual presentation at 5:15 p.m. (Eastern Time). Based on results through November 2021, the Company is re-affirming its 2021 Adjusted EBITDA guidance of $325 million to $330 million and its 2021 Revenue guidance of 19% to 21% over 2020 results. The Company completed the deployment of approximately $185 million of capital in three acquisitions in December 2021, at a weighted average multiple of approximately 8.5x 2022E Adjusted EBITDA and is re-affirming its preliminary 2022 Adjusted EBITDA guidance of at least $370 million. This information is included in a Corporate Presentation that may be used for these meetings. The Corporate Presentation is available on the Company’s website at http://ir.surgerypartners.com/events-and-presentations/presentations.
The guidance for the fiscal year ended December 31, 2021 is based on results of the Company through November 2021 and is subject to quarter- and year-end adjustments in connection with the completion of customary financial closing procedures, including management’s review and finalization of the results for the full year 2021 and to accounting review procedures by the Company’s independent registered public accounting firm, which have not yet been performed. These customary closing procedures, along with December results, could cause actual results to differ materially from management’s guidance. Please also refer to Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and discussed from time to time in the Company’s reports filed with the Securities and Exchange Commission. You are cautioned not to rely on management’s guidance being achieved when making an investment decision in the Company’s securities.
Adjusted EBITDA is a financial measure that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and the Company’s definition and computation of this non-GAAP financial measure may vary from those used by other companies. This measure has limitations as an analytical tool and should not be considered isolation or as a substitute or alternative to net income or loss, operating income or loss, or any other measures of operating performance derived in accordance with GAAP. The Company defines the term “Adjusted EBITDA” as income before income taxes adjusted for net income attributable to non-controlling interests, depreciation and amortization, interest expense, net, equity-based compensation expense, transaction, integration and acquisition costs, loss on disposals and deconsolidations, net, impairment charges, litigation settlement and other litigation costs and certain other items that we do not believe are representative of our ongoing operations. The Company is unable to present a quantitative reconciliation of Adjusted EBITDA to net income/loss for the periods presented because management cannot reasonably predict with sufficient reliability all of the necessary components of net income/loss for the periods presented. The determination of the amounts that are excluded from non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts.
The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of David T. Doherty as Executive Vice President and Chief Financial Officer
On January 10, 2022, the Company announced the appointment of David T. Doherty to serve as Executive Vice President and Chief Financial Officer of the Company, effective as of February 1, 2022.
Mr. Doherty, 49, joined Surgery Partners in April of 2018 and assumed the role of Senior Vice President, Corporate Finance and Controller in August of 2018, with oversight of investor relations, financial planning & analysis, internal audit, tax and controllership. Prior to Surgery Partners, Mr. Doherty spent 15 years at Aetna, Inc. in a variety of roles including leadership roles for internal audit, planning, SEC reporting and controllership and as chief of staff to the Chief Financial Officer. He began his career with Arthur Andersen, where he earned his CPA.
A copy of the press release announcing Mr. Doherty’s appointment as Executive Vice President and Chief Financial Officer has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Employment Agreement with David T. Doherty
On January 7, 2022, the Company entered into an employment agreement with Mr. Doherty (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Doherty is entitled to receive an annual base salary of $515,000, subject to adjustment at the discretion of the Board of Directors of the Company (the “Board”) or its designee. In addition, Mr. Doherty is eligible to earn an annual bonus with a target amount equal to 75% of Mr. Doherty’s base salary, with the amount of such bonus to be determined by the Board or its designee based on the achievement of performance goals established by the Board or its designee. The Employment Agreement entitles Mr. Doherty to participate in Company employee benefit programs for which senior executives of the Company are generally eligible, subject to the eligibility and participation requirements thereof (the “Welfare Benefits”).
The Employment Agreement also provides that Mr. Doherty will be granted, on or as soon as reasonably practicable following commencement of his role as Executive Vice President and Chief Financial Officer, a restricted stock award of shares common stock of the Company, par value $0.01 per share (the “Common Stock”), worth $200,000 on the date of grant (the “Restricted Stock Award”), which is subject in all respects to the Company’s 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020, as amended (a copy of which was filed as Exhibit 10.17(a) to the Company’s Annual Report on Form 10-K filed on March 10, 2021) (the “Incentive Plan”) and agreements under which such awards pursuant to the plan are granted. The Restricted Stock Award will vest as to one-third of the award on each of the first three anniversaries of the date of grant, generally subject to continued employment on each vesting date and certain annual limits under the Incentive Plan; and
Mr. Doherty will also be eligible for annual equity grants under the Incentive Plan with an annual target amount of $800,000, subject to approval of the Board (or an authorized committee thereof) in such forms determined by the Board or its designee in its discretion.
The Employment Agreement may be terminated (i) by Mr. Doherty upon 30 days’ advance written notice for any or no reason, (ii) by Mr. Doherty for “Good Reason,” (iii) upon Mr. Doherty’s death or “Incapacity” or (iv) by the Company at any time for “Cause” or without Cause. If Mr. Doherty’s employment is terminated by the Company without “Cause” or if he resigns for “Good Reason,” Mr. Doherty will be entitled to receive, subject to the execution of a release of claims and continued compliance with the restrictive covenants contained in the Employment Agreement, (i) 12 months base salary payable in the form of salary continuation over the 12-month period following the date of termination, (ii) continuation of the Welfare Benefits for twelve (12) months to the extent permissible under the terms of the relevant benefit plans at the same cost to Mr. Doherty as if Mr. Doherty were an active employee of the Company; (iii) any then-current annual bonus amount payable to Mr. Doherty within 3 months after the end of the applicable year (to the extent not previously paid), paid in a lump sum at the time that bonuses are regularly paid to employees; (iv) with respect to the portion of each restricted stock award held by Mr. Doherty as of date on which the Employment Agreement is terminated that is subject to time-based vesting (the “Time-Based RSA”), accelerated vesting of the Time-Based RSA to the vesting event next following the date on which the Employment Agreement is terminated; (v) with respect to the portion of each performance stock unit award held by Mr. Doherty as of the date on which the Employment Agreement is terminated that has been converted into “earned shares” (the “Earned PSUs”), accelerated vesting of the Earned PSUs to the vesting event next following the date on which the Employment Agreement is terminated; and (vi) with respect to each performance stock unit award issued after December 31, 2021, held by Mr. Doherty as of the date on which the Employment Agreement ends that have not been converted to Earned PSUs, Mr. Doherty’s rights under the award will be fully vested based on the number of shares that would be earned under the award based on performance measured through the end of Employment Agreement. If Mr. Doherty’s employment is terminated by the Company without “Cause” or by Mr. Doherty for “Good Reason”, in each case within 90 days prior to or 12 months following a change in control, Mr. Doherty is entitled to be paid the above severance benefits in a single lump-sum payment no later than 30 days following such termination of employment.
Pursuant to the Employment Agreement, Mr. Doherty is bound by certain restrictive covenants, including non-competition, interference with relationships, and non-solicitation restrictions for a period of 12 months following the termination of his employment. The Employment Agreement includes certain other customary terms, including with respect to protection of confidential information and documents, assignment of intellectual property rights and reimbursement of business expenses.
Mr. Doherty has also entered into the Company’s standard form of indemnification agreement, a copy of which is filed as Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed on September 14, 2015.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.
Resignation of Thomas F. Cowhey
On January 5, 2022, Thomas F. Cowhey, the Executive Vice President and Chief Financial Officer of the Company, notified the Board of Directors of the Company of his intention to resign from his current role. Mr. Cowhey and the Company agreed that Mr. Cowhey’s resignation from his current role would be effective January 31, 2022, but Mr. Cowhey has agreed to remain with the Company through the end of February 2022. In recognition of his service to the Company, the Board agreed to the vesting of all of Mr. Cowhey’s outstanding, unvested PSUs and restricted stock awards that are set to vest in March 2022, which vesting will occur in accordance with their terms in March 2022.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

10.1	Employment Agreement, dated January 7, 2022, by and between Surgery Partners, Inc. and David T. Doherty
99.1	Press release dated January 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ Jennifer B. Baldock Jennifer B. Baldock Executive Vice President and Chief Administrative Officer

Date: January 10, 2022